EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-43593) on Form S-8 of our report dated June 24, 2015 appearing in the annual report on Form 11-K of Lithia Motors, Inc. Salary Reduction Profit Sharing Plan for the year ended December 31, 2014.

/s/ Plante & Moran, PLLC

Cleveland, Ohio

June 24, 2015